EXHIBIT 99.1

Broadwind Energy Lowers Short Term Outlook

CICERO, Ill., Sept. 05, 2018 (GLOBE NEWSWIRE) -- Broadwind Energy, Inc. (NASDAQ: BWEN) today announced that its short-term outlook for tower deliveries has declined, resulting in lower second half revenues and earnings. The reduction reflects slower tower production rates triggered in part by delays in receiving steel for fabrication. Growth in the heavy fabrications product line and stronger gearing shipments are partially offsetting. The Company has reduced its third quarter revenue guidance to $31-32 million from the $34-36 million previously communicated.

Stephanie Kushner, President and CEO stated, “The volatile steel supply situation has been extremely challenging for us. Although tower orders are firming up for the next several quarters, lead times for domestic steel have lengthened despite sharply higher prices, due to the uncertainty regarding available steel imports. Negotiations with new tower customers have been slow because of the significant domestic steel price increases, and the widening gap versus Asian tower imports. As trade flows normalize, we remain confident that plant utilization will grow late in the year, and into 2019.”

Kushner continued, “The performance of our gearing business has improved significantly, due to better inflow of materials, improved scheduling and higher labor productivity. Order intake remains robust, not only for oil and gas customers but in mining and wind as well. Through the end of August, Gearing orders totaled $33 million, up 20% from 2017, with a book-to-bill of approximately 1.4. Due to the improving outlook for Gears, we expect the Company to remain EBITDA positive in the third quarter despite the lower revenue.”

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the clean tech, energy and infrastructure needs of the future. With facilities throughout the U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements
This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) our production, sales, collections, customer deposits and revenues generated by new customer orders and the resulting cash flows; (v) the sufficiency of our liquidity and alternate sources of funding, if necessary; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xi) the effects of the change of administrations in the U.S. federal government; (xii) our ability to successfully integrate and operate the business of Red Wolf Company, LLC and to identify, negotiate and execute future acquisitions; and (xiii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; and (xiv) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual results to be materially different from the forward-looking statements including, but not limited to, those set forth under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent filings, including the amended and restated risk factors set forth under the caption ‘Risk Factors” in Item 1A of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com